UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2010

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-51840	20-3881465
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

435 Devon Park Drive, Bldg. 700, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (610) 977-7531

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 30, 2010, Ascend Acquisition Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 14, 2010, by and among Longhorn Mergerco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Subsidiary”), The Washington Special Opportunity Fund, LLC, a Delaware limited liability company (the “Domestic Fund”), and Patriot Investment Management, LLC, a Delaware limited liability company (“Patriot”).  Pursuant to the Amendment, the outside date for consummating the transactions contemplated by the Merger Agreement has been extended to July 31, 2010.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Merger Agreement was previously filed with, and is described in, the Company’s Current Report on Form 8-K dated June 14, 2010.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Agreement and Plan of Merger, dated June 30, 2010, between the Company and Longhorn Mergerco, LLC, on the one hand, and The Washington Special Opportunity Fund, LLC, a Delaware limited liability company, and Patriot Investment Management, LLC, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.

Date: July 2, 2010	By:	/s/ Don K. Rice
Don K. Rice, Chief Executive Officer